EXHIBIT 10.70

SPLIT DOLLAR INSURANCE AGREEMENT

THIS AGREEMENT is entered into this 14th day December, 1989, by and between REPUBLIC SAVINGS BANK, F.S.B., a Federally Chartered Savings Bank, Benton, Kentucky (hereinafter called "Employer"), and CITIZENS FIDELITY BANK AND TRUST COMPANY AS TRUSTEE OF THE BERNARD TRAGER IRREVOCABLE TRUST (hereinafter "Trust").

WHEREAS, BERNARD TRAGER (hereinafter "Employee") is a valued Employee of Employer and Employer wishes to retain him in its employ, and

WHEREAS, Employer, as an inducement to such continued employment, wishes to assist Employee with his personal life insurance program.

NOW, THEREFORE, Employer and Employee agree as follows:

1.   The life insurance policies (hereinafter "Policies") related to this Agreement are shown on attached Schedule A and are issued by various insurance companies (hereinafter "Insurers") on the joint lives of the Employee and his spouse.

2.   The Trust will be the owner of the Policies, and may exercise all ownership rights granted to the owner thereof by the terms of the Policies except as herein provided. Notwithstanding any other provision hereof or of any form of assignment executed by the Trustee of the Trust in connection herewith, it is the express intention of the parties hereto to hereby reserve to Trust all rights in and to the Policies granted to the Owner thereof by the terms thereof, including but not limited to, the right to change the beneficiary of that portion of the proceeds to which the Trust is entitled under paragraph 7 herein, and the right to exercise the settlement options.Specifically, the Employer shall not have nor exercise any right in and to the Policies which could, in any way, endanger, defeat or impair any of the rights of the Trust, in the Policies, including the right to collect the proceeds of the Policies in excess of the amount due the Employer therefrom, as provided herein and in the Policies. The only rights in and to the Policies granted to the Employer herein shall be limited to its security interest in and to the cash value of the Policies, as defined therein, and a portion of the death benefit thereof, as hereinafter provided. The Employer shall not assign any of its rights in the Policies to anyone other than the Trust, provided, however, if the Employee shall transfer its rights to the Policies, then the Employer shall not assign any of its rights in the Policies to anyone other than transferees of the Trust.

3.     Each premium on the Policies shall be paid by the Employer as it becomes due. At the time of such premium payment by Employer, the Employee or his transferee shall pay to the Employer an amount equal to the excess, if any, of the premium over the increase in the cash value of the Policies from the due date of such premium to the end of the premium payment period. The difference between the total premium and the amount paid by the Employee or his transferee shall be an advance by the Employer to the Employee or his transferee, which shall be repaid to the Employer herein provided.

4.     To secure repayment of the charges provided for in paragraph 3 above, the Trust has contemporaneously granted a security interest in the Policies to the Employer as collateral, under the form of a Security Agreement attached hereto as Exhibit B, which Security Agreement gives the Employer the limited power to enforce its right to be repaid its advances to the Trust hereunder by realizing on the cash value of the Policies, as therein defined, and on a portion of the death benefit thereof. The interest of the Employer in and to the Policies shall be specifically limited to the following rights in and to the cash value thereof and a portion of the death benefit thereof:

(a)   The right to be repaid its advances to the extent of the cash surrender value of the Policies, in the event the Policies are surrendered or cancelled by the Trust, as provided in paragraph 6 below;

(b)   The right to recover the total amount of its advances reduced by any indebtedness against the Policies upon the death of the Employee and his spouse, as provided in paragraph 7 below; and

(c)   The right to be repaid its advances to the extent of the cash surrender value of the Policies, or to receive ownership of the Policies, in the event of the termination of this Agreement, as provided in paragraphs 9 and 10 below.

5.     Policy dividends shall be applied to reduce premiums.

6.   The Trust shall have the sole right to surrender or cancel the Policies and receive the surrender value thereof. In the event of such surrender or cancellation, the Employer shall be entitled to receive a portion of the cash surrender value equal to the total amount of its advances less any indebtedness against the Policy (including interest). The balance of the cash surrender value, if any, shall belong to the Trust. It is agreed that the entire amount of the cash surrender value of the Policies shall be payable to the Trust who shall thereupon promptly remit to the Employer the amount to which the Employer is entitled as provided above. It is the purpose of this provision to specifically provide that the sole and exclusive right to surrender or cancel the Policies is vested in the Trust; and that the Employer shall have no right to cancel or surrender the Policies.

7.   Upon the death of the Employee and his spouse, the Employer shall be entitled to receive a portion of the death benefit provided under the Policies equal to the total amount of its advances, reduced by any indebtedness against the Policies existing at the death of the Employee and his spouse (including any interest due on any such indebtedness). The balance of the death benefit provided under the Policies, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Trust, in the manner and in the amount provided by the beneficiary designation provision endorsed on the Policy. The beneficiary designation provision of the Policies shall comply with the provisions of this section.

8.   This Agreement may be terminated, subject to the provisions of paragraphs 9 and 10 below, by either party hereto with or without the consent of the other party by giving notice in writing to the other party. In the event that the Employee or his designee, shall fail to pay that portion of each premium payment required under paragraph 3 above, or in the event of the termination of Employee's employment with Employer for any reason whatsoever other than the Employee's death, this Agreement shall terminate automatically, subject to the provisions of paragraph 9 and 10 below.

9.   In the event of termination of this Agreement as provided in paragraph 8 above, the Trust shall have the right to repay to the Employer within 60 days of the date of termination, a portion of the cash surrender value of the Policies equal to the total amount of its advances less any indebtedness against the Policies (including interest on such indebtedness). Upon receipt of such amount, the Employer shall execute an appropriate instrument of release of the Security Agreement of the Policies to it hereunder. The balance of the cash surrender value, if any, shall belong to the Trust.

10.   In the event the Trust shall transfer all of his interest in the Policies to a transferee, then all of the Trust's interest in the Policy and in this Agreement shall be vested in its transferee, who shall be substituted as a party hereunder, and the Trust shall have no further interest in the Policies in this Agreement.

11.   The Insurers shall be bound only by the provisions of and endorsements on the Policies, and any payments made or action taken by it in accordance therewith shall fully discharge notice of, the provisions of this Agreement.

12.   This Split Dollar Agreement may not be cancelled, amended, altered or modified, except by a written instrument signed by all of the parties hereto.

13.   Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his, her or its last known address as shown on the records of the Employer. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

14.   This Agreement shall bind Employer, Employee, his spouse, the Trust and the Employee's heirs, executors, administrators and transferees, and any Policy beneficiary of the Policies.

15.   This Split Dollar Agreement, and the rights of the parties hereunder, shall be governed by and construed pursuant to the laws of the State of Kentucky.

IN WITNESS WHEREOF, the parties have executed this Agreement.

/s/ Bernard M. Trager	/s/ Lee Kinsolving
Bernard M. Trager	REPUBLIC SAVINGS BANK, F.S.B

/s/ Jean S. Trager	BY: /s/Lee Kinsolving
Jean S. Trager	(Official Title)

BY: ______________________
(Official Title)

CITIZENS FIDELITY BANK & TRUST
COMPANY, as Trustee of the Bernard
Trager Irrevocable Trust

By: /s/Marjorie L. Bassler

AMENDED SPLIT DOLLAR INSURANCE AGREEMENT

This agreement hereby amends the terms of that certain Split Dollar Insurance Agreement entered into on the 14th day of December 1989 ("Split Dollar Agreement") by and between Republic Savings Bank, F.S.B, its successors and assigns ("Employer"), PNC Bank, Kentucky as successor in interest to Citizens Fidelity Bank and Trust Company as Trustee of the Bernard Trager Irrevocable Trust ("Trust").

The parties to the Split Dollar Agreement hereby agree that the Trust shall be prohibited from borrowing money against the cash surrender value of the Policies funded by Employer pursuant to the Split Dollar Agreement.

All other terms and conditions of the Split Dollar Agreement shall be in full force and effect.

IN WITNESS WHEREOF, the parties have executed this amendment this 8th day of August, 1994.

REPUBLIC SAVINGS BANK, F.S.B.

/s/ Bernard M. Trager	By:	/s/ Lee Kinsolving
Bernard M. Trager		Lee Kinsolving, President

/s/ Jean S. Trager		BY: /s/Lee Kinsolving
Jean S. Trager		(Official Title)

PNC BANK, KENTUCKY, as
Trustee of the Bernard
Trager Irrevocable Trust

By:
Marjorie L. Bassler, VP & TO